UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2024

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 18th Avenue South, Suite A Nashville, Tennessee	37212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Altbanq LLC Secured Loan

On March 27, 2024, the Registrant entered into a $1,300,000 Business Loan and Security Agreement (the “Secured Loan”) with an accredited investor lending source (the “Lender”). Under the Secured Loan, the Registrant received the loan net of fees of $26,000. The Registrant repaid two outstanding secured notes to affiliates of the Lender totaling $769,228, resulting in net proceeds to the Registrant of $504,772. The Secured Loan requires 64 weekly payments of $26,000 each, for a total repayment of $1,664,000. The Secured Loan bears interest at 22.8%. The Secured Loan is secured by all of the assets of the Registrant and its subsidiaries second to a first priority lien secured the holder of the Line of Credit. Furthermore, the Registrant’s Chief Executive Officer, provided a personal guaranty for the Secured Loan. The Secured Loan provides for a default fee of $15,000 for any late payments on the weekly payments. As long as the Secured Loan is not in default, the Registrant may prepay the Secured Loan pursuant to certain prepayment amounts set forth in the Secured Loan. Further, any default by the Registrant allows the Lender to take necessary actions to secure its collateral and recovery of funds.

The foregoing description of the Secured Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the Secured Loan, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Revenue Interest Purchase Agreement

On April 1, 2024, the Registrant entered into a Revenue Interest Purchase Agreement (the “Revenue Interest Purchase Agreement”) with an individual accredited investor, pursuant to which the investor purchased a revenue interest from the Registrant for $100,000.

As consideration for such payment, commencing on June 1, 2024 and continuing thereafter until all amounts are repurchased by the Registrant pursuant to the terms of the Revenue Interest Purchase Agreement, the investor has a right to receive $10,000 per month from the Registrant generated from its operating subsidiaries (the “Revenue Interest”).

Under the Revenue Interest Purchase Agreement, the Registrant has an option (the “Call Option”) to repurchase the Revenue Interest at any time upon two days advance written notice. Additionally, the Purchasers have an option (the “Put Option”) to terminate the Revenue Interest Purchase Agreement and to require the Registrant to repurchase future Revenue Interest upon the Registrant consummating a public offering pursuant to Regulation A. The repurchase price to be paid by the Registrant will be, if the Call Option or the Put Option is exercised (i) $140,000 if repurchased on or before May 31, 2024; and (ii) $154,000 after June 1, 2024; in each case of (i) or (ii), minus all Revenue Interest or other payments made by the Registrant to the investor prior to such date.

In addition, the Revenue Interest Purchase Agreement contains various representations and warranties, covenants and other obligations and other provisions that are customary for a transaction of this nature.

The foregoing description of the material terms of the Revenue Interest Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Revenue Interest Purchase Agreement, a copy of which is filed as Exhibit 10.1 herewith and incorporated herein by reference.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Secured Loan and Revenue Interest Purchase Agreement are incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Altbanq LLC Financing Agreement dated March 27, 2024
10.1	Revenue Interest Purchase Agreement dated April 1, 2024
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: April 3, 2024	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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